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                                                                    Exhibit 99.1


Contact: Lisa Salamon, Media Relations
            (610) 444-8433
            Investor Relations
            (888) 295-8621


          MULTICARE FILES VOLUNTARY PETITION FOR BANKRUPTCY PROTECTION

           Receives Commitment for up to $50 million in DIP Financing

 KENNETT SQUARE, PA--June 22, 2000--The Multicare Companies, Inc. and certain affiliates today filed voluntary petitions with the U.S. Bankruptcy Court in Delaware to reorganize its capital structure under Chapter 11 of the U.S. Bankruptcy Code. The company elected to seek court protection in order to facilitate efforts to restructure capital obligations in the wake of drastic, unanticipated cuts in Federal payment systems that reimburse the company for skilled nursing care and ancillary services.

To ensure that the company has the short-term working capital necessary to provide care and services to residing customers, Multicare obtained a commitment for up to $50 million in debtor in possession ("DIP") financing with a lender group led by Mellon Bank. The company has requested the Court's permission to access the DIP financing to fund normal business operations and other cash needs during the Chapter 11 case.

"Deep cuts in Medicare reimbursements, which far exceeded all government forecasts coupled with chronic underfunding of Medicaid reimbursements, have severely impacted Multicare's ability to service our current capital structure," said chairman and chief executive officer, Michael R. Walker. "Chapter 11 protection ensures that employees can focus their attention on serving our customers while we restructure our long-term debt."

Due to debt repayment obligations, the company has been in negotiations with its senior bank lenders and subordinated debt holders since March 21. The company believes that Court protection afforded by Chapter 11 will enable it to develop a plan of reorganization with the goal of emerging from the case in a healthier financial position.

In a separate action, Genesis Health Ventures (NYSE:GHV), 43.6% owner of Multicare, also filed for Chapter 11 protection in Delaware this morning.

The Multicare Companies, Inc.-a corporation principally owned by Genesis-owns and manages skilled nursing and assisted living facilities in the eastern and midwestern U.S. Multicare's 141 owned and managed facilities are operated by Genesis ElderCare.


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Certain statements set forth above, including, but not limited to, statements containing the words "anticipates", "believes", "expects", "intends", "will", "may" and similar words constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on the company's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. Such factors may include, without limitation, the delays or the inability to complete the Company's plan of reorganization; the availability and terms of capital in light of recent losses, cash flow shortfalls and the Company's chapter 11 bankruptcy filing; adverse actions which may be taken by creditors and the outcome of various bankruptcy proceedings; the Company's ability to attract patients given its current financial position; and the effects of healthcare reform and legislation on the Company's business strategy and operations. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.